Michael C. Minardi
                              Attorney at Law
                              200 Southeast 6th Street
                              Suite-201
                              Fort Lauderdale, FL 33301


              Pennsylvania Avenue Funds

                     Gentlemen:

I have been asked to provide this opinion in connection with the registration under the Securities Act of 1933, as amended, ("Securities Act") and the Investment Company Act of 1940, as amended, ("1940 Act") of an unlimited number of units of shares ("shares") pursuant to a registration statement on Form N-1A as filed with the Securities and Exchange Commission (the "Registration Statement").

I have examined the Certificate of Trust and Declaration of Trust of the Trust and filings before the Securities and Exchange Commission relation to the registration under the Securities Act and the 1940 Act. I have examined the Agreement and Declaration of Trust of The Pennsylvania Avenue Funds, the By-Laws of the fund, and various corporate proceedings; and such other items considered to be material to determine the legality of the authorized but unissued shares of the Fund.

In rendering my opinion, I have assumed (i) the genuineness of all signatures; (ii) that parties executing the documents had the individual capacity and corporate power to enter into and perform all obligations under those documents, the due authorization by all requisite corporate action of the execution and delivery of those documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to questions of fact material to my opinion, I have relied solely upon the documents and instruments described above and have assumed the accuracy and correctness of all statements of fact contained therein.

Based on the foregoing, we are of the opinion that the shares have been duly authorized for issuance by all necessary action and, when issued in accordance with the terms of this offering, will be validly issued, fully paid and non-assessable.

I offer no opinion with respect to the offer of sales of the Fund's securities under the securities laws of the several states, the District of Columbia, any territory of the United States or any foreign country.

I consent to the inclusion of this opinion as an exhibit to the Securities Act Registration Statement of the Fund and tot he reference in the Fund's Prospectus and/or Statement of Additional Information to the fact that this opinion concerning the legality of the issue on behalf of the Fund, as issuer, has been rendered by me.

                               Very Truly Yours;
                               /s/ Michael C Minardi
                               -------------------------
                               Michael C Minardi, Esq.